UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 19, 2007

Date of report (Date of earliest event reported)

Gramercy Capital Corp.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32248	06-1722127
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

420 Lexington Avenue	10170
New York, New York	(Zip Code)
(Address of Principal Executive Offices)

(212) 297-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.              Results of Operations and Financial Condition.

On July 19, 2007, the Company announced on its second quarter earnings conference call that it has increased its guidance for the year ending December 31, 2007 to FFO per share of $2.90 – $2.95.

The information being furnished pursuant to this “Item 2.02. Results of Operations and Financial Condition” shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, regardless of any general incorporation language in such filing.

Item 7.01.              Regulation FD Disclosure.

As discussed in Item 2.02. above, on July 19, 2007, the Company announced on its second quarter earnings conference call that it has increased its guidance for the year ending December 31, 2007 to FFO per share of $2.90 – $2.95.

The information being furnished pursuant to this “Item 7.01. Regulation FD Disclosure” shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing.  This information shall not be deemed an admission as to the materiality of such information that is required to be disclosed solely by Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 20, 2007

GRAMERCY CAPITAL CORP.

By:	/s/ Robert R. Foley
Name: Robert R. Foley
Title: Chief Financial Officer